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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated April 3, 1996 (except Note 7, as to which the date is July 24, 1996), in the Registration Statement (Form S-1) and related Prospectus of Cerus Corporation for the registration of shares of its common stock.

                                          ERNST & YOUNG LLP

Walnut Creek, CA

     The foregoing consent is in the form that will be signed upon the completion of the stock split and reincorporation in Delaware described in Note 7 to the financial statements.

                                          /s/  ERNST & YOUNG LLP








Walnut Creek, CA
September 3, 1996